ASSIGNMENT OF EXPLORATION AGREEMENT BETWEEN

CARLIN GOLD RESOURCES INC. AND

TRIO GOLD CORP.

ASSIGNMENT made this__22____ day of February 2010.

BETWEEN:
(1)	CARLIN GOLD RESOURCES, INC., having its principal office address at Suite #110, 7044 Portal Way, Ferndale WA 98248 (‘Assignor’ and/or “Carlin”);

AND

(2)	AMAROK RESOURCES INC., having its principal office address at 123 Nye Lane, Suite 129, Carson City, Nevada 89706 (“Assignee” and/or “Amarok”); and

WHEREAS:

Assignor is the owner of an agreement between Carlin and Trio Gold Corp. dated January 28, 2010 and a copy of which is attached hereto as Exhibit A (“Agreement”);

Assignor desires to assign all right title and interest in the Agreement to Assignee and Assignee desires to accept all right title and interest in the Agreement.

IT IS AGREED as follows:
1.	For the sum of one US dollar ($1.00) and 100,000 restricted common shares of Amarok Resources Inc. (to be issued in the name of Roger Janssen) and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned Assignor hereby assigns, transfers and sets over to Assignee all rights, title and interest held by the Assignor in the Agreement.

2.	Assignor agrees to execute such further documents and to do such further acts as Assignee may reasonably require (and at Assignee’s cost) from time to time by way of further assurance of the rights assigned pursuant to the provisions of this Deed. In the event that Assignor is unable or fails for any reason to execute any document required to be executed under this deed Assignor HEREBY APPOINTS Assignee as its representative with full power of attorney for the purpose of executing such documents.

1

3.	Assignor hereby warrants and confirms that, save in respect of rights in favor of Assignee, it has not granted any rights in or to the Agreement to any other person nor created any encumbrance over the Agreement.

Further, Assignor warrants, That the Assignor is the lawful owner of and has good title to the interest above assigned in and to said Agreement and it is free and clear from all liens, encumbrances or adverse claims: The Agreement is a valid and subsisting Agreement, and all conditions necessary to keep the same in full force have been duly performed; and that the Assignor will warrant and forever defend the same against all persons whomsoever, lawfully claiming or to claim the same.

4.	This Assignment is governed by and shall be construed in accordance with the laws Nevada and all parties irrevocably submit to the exclusive jurisdiction of the Nevada State courts in relation to any dispute arising out of this Assignment.

5.	This assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

IN WITNESS whereof the parties have executed this Deed the day, month and year first above written.

/s/Roger Janssen Carlin Gold Resources, Inc.
/s/Ron Ruskowsky Amarok Resources, Inc.